                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-46362 of Tellium, Inc. of our report dated April 28, 2000 (November 6, 2000 as to Note 12) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
November 7, 2000